CERTIFICATE OF DESIGNATIONS,

                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                       TRIMEDIA ENTERTAINMENT GROUP, INC.

                                 ---------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

         The undersigned officers of TriMedia Entertainment Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the said Board of Directors authorized the series of Preferred Stock hereinafter provided for and established the voting powers thereof and has adopted the following resolution creating a series of 15,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a new series of Preferred Stock of the Corporation is hereby created and designated as Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock").

         The designation and amount and the voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Preferred Stock, and the qualifications, limitations or restrictions thereof are as set forth below:

         1. DEFINITIONS. For purposes of this resolution, the following definitions shall apply:

                  (a) "BOARD" shall mean the Board of Directors of the Corporation.

                  (b) "COMMON STOCK" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

                  (c) "COMMON STOCK DIVIDEND" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

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                  (d) "DISTRIBUTION" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration regardless of whether such transfer is in the form of a dividend or otherwise (except a dividend in shares of Corporation's stock), but not including
Permitted Repurchases (as defined below).

                  (e) "ORIGINAL CONVERSION RATIO" shall mean 6,418 shares of Common Stock for every for 1 share of Series A Preferred Stock.

                  (f) "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Preferred Stock is issued by the Corporation.

                  (g) "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

         2. DIVIDEND RIGHTS.

                  (a) DIVIDENDS. Dividends on the Series A Preferred Stock shall only be granted when, as and if declared by the Board, and shall not accrue. Any dividends declared by the Board out of funds legally available shall be declared among the holders of the then outstanding Common Stock and the Series A Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, where, for this purpose, holders of shares of Series A Preferred Stock will be deemed to hold (in lieu of their Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock pursuant to
SECTION 5.

                  (b) NON-CASH DIVIDENDS. Whenever a dividend provided for in this SECTION 2 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

                  (c) PAYMENT ON CONVERSION. If the Corporation shall have any declared and unpaid dividends with respect to any Series A Preferred Stock, then immediately prior to, and upon a conversion of any of the Series A Preferred Stock as provided in SECTION 5, the Corporation shall, subject to the legal availability of funds and assets therefor, pay in cash or Common Stock (or a combination thereof) to the holder of the shares of Series A Preferred Stock being converted the full amount of any dividends declared and unpaid on such shares. Upon any such conversion, if the Board elects to pay dividends with respect to any Series A Preferred Stock in Common Stock, the Board shall determine in good faith the total fair market value of such shares, equal to the balance of all declared but unpaid dividends not paid in cash.

         3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS"), shall be distributed to stockholders in the following manner:

                  (a) LIQUIDATION PREFERENCES. The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the Available Funds and Assets and prior and in preference to any payment or distribution of any Available Funds and Assets, an amount per share that will

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provide the holders of all outstanding shares of Series A Preferred Stock with an aggregate distribution of Ten Thousand Dollars ($10,000). If upon any liquidation, dissolution or winding up of the Corporation the Available Funds and Assets shall be insufficient to permit the payment to the holders of the Series A Preferred Stock of their full preferential amounts described in this subsection, then all the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata in proportion to the amount of stock owned by such holder on an as converted basis. After payment has been made to the holders of the Series A Preferred Stock of the full liquidation preference to which such holders are entitled as set forth above, all remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and the Series A Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, where, for this purpose, holders of shares of Series A Preferred Stock will be deemed to hold (in lieu of their Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock pursuant to
SECTION 5.

                  (b) NON-CASH CONSIDERATION. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as reasonably determined by the Board in good faith, EXCEPT THAT any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

                           (1) The method of valuation of securities not subject
to investment letter or other similar restrictions on free marketability shall be as follows:

                                    (i) if the securities are then traded on a
national securities exchange or the NASDAQ National Market System (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                                    (ii) if actively traded over-the-counter,
then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                                    (iii) if there is no active public market,
then the value shall be the fair market value thereof, as determined in good faith by the Board.

                           (2) The method of valuation of securities subject to
investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in SECTION 3(D)(1)(I),(II) OR (III) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board.

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         4. VOTING RIGHTS.

                  (a) NUMBER OF VOTES. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of SECTION 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited, assuming that, for purposes of this SECTION 4(A), the Authorization Date (as defined in SECTION 5(A)) has occurred as of the date hereof.

                  (b) GENERAL. Subject to the foregoing provisions of this
SECTION 4, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may otherwise be provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of the Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

         5. CONVERSION. The outstanding shares of Series A Preferred Stock shall be convertible into Common Stock as follows:

                  (a) AUTOMATIC CONVERSION BY THE CORPORATION. Effective upon the earlier of (i) the date on which the Corporation amends its Certificate of Incorporation to increase its authorized shares of capital stock to include at least Two Hundred Million (200,000,000) shares of common stock, par value $.001 per share (the "COMMON Stock"), and the State of Delaware has accepted a Certificate of Amendment approving such amendment (the "Authorization Date"), or
(ii) the Corporation affects a reverse split of its issued and common stock that provides sufficient authorized but unissued shares of Common Stock to complete such conversion, each share of Series A Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent as provided herein, PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless (i) the certificates evidencing ownership of such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, (ii) the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates or (iii) if the shares of Series A Preferred Stock are not certificated, the Corporation or its transfer agent cancels ownership of such shares of Series A Preferred Stock on the Company's books and records.

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                  (b) CONVERSION RATIO. Each share of Series A Preferred Stock shall be convertible in accordance with SECTION 5(A) above into that number of shares of Common Stock determined by multiplying the number of shares of Series A Preferred Stock being converted by the Conversion Ratio then in effect (the "CONVERSION RATIO"), which shall be the Original Conversion Ratio, as adjusted from time to time as provided below.

                  (c) ADJUSTMENT UPON COMMON STOCK EVENT. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Ratio of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Ratio of the Series A Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and
(ii) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Ratio for the Series A Preferred Stock. The Conversion Ratio for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "COMMON STOCK EVENT" shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (d) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this SECTION 5 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

                  (e) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (OTHER THAN by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this SECTION 5), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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                  (f) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Ratio for the Series A Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer or other executive officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books.

                  (g) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon any conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

                  (h) NOTICES. Any notice required by the provisions of this
SECTION 5 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (i) NO IMPAIRMENT. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times after the Authorization Date reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Certificate there is a reference to a specific number of shares of Common Stock or Series A Preferred Stock of the Corporation of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Certificate shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

         7. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed in its name and on its behalf on this ____ day of June, 2007 by a duly authorized officer of the Corporation.


                                    TRIMEDIA ENTERTAINMENT GROUP, INC.


                                    By: _____________________________________
                                         Name:   Christopher Schwartz
                                         Title:  President


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